EXHIBIT 11.0


                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


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

                                                                                             Three Months ended
                                                                                               September 30,
                                                                                           1998            1997
                                                                                           ----            ----
                                                                                            (In thousands, except
                                                                                             per share amount)

Net Income.................................................................               $ 4,771        $ 4,741
                                                                                            =====          =====


Weighted average common shares outstanding.................................                 9,001          8,225


Basic earnings per common share............................................                $ 0.53         $ 0.58
                                                                                             ====           ====


Weighted average common shares outstanding.................................                 9,001          8,225


Potential common stock due to dilutive
    effect of stock options................................................                   499            603
                                                                                            -----          -----


Total shares for diluted earnings per share................................                 9,500          8,828


Diluted earnings per common share .........................................                 $0.50          $0.54
                                                                                             ====           ====


                                             22


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